Exhibit 99.1

Windtree Therapeutics Reports Year-End 2024
Financial Results and Provides Key Business Updates

WARRINGTON, PA – April 15, 2025 – Windtree Therapeutics, Inc. (“Windtree” or “the Company”) (NasdaqCM: WINT), a biotechnology company focused on advancing early and late-stage innovative therapies for critical conditions, today reported financial results for the fiscal year ended December 31, 2024 and provided key business updates.

“The year 2024 saw Windtree make great progress in many key areas including clinical development of our lead drug candidate istaroxime in cardiogenic shock, business development and the future strategy of the Company,” said Jed Latkin, CEO of Windtree. “Cardiogenic shock is a critical condition with high morbidity and mortality where clinicians express a high need for drug innovation. During the year, we announced positive results of our SEISMiC Extension Phase 2 istaroxime clinical study in early cardiogenic shock (SCAI Stage B) and also began our cardiogenic shock SEISMiC C (SCAI Stage C) Phase 2 study with an interim assessment planned for Q3 2025. In addition, we added a regional licensing partnership with Lee’s Pharmaceutical for greater China.for istaroxime, our preclinical dual mechanism SERCA2a activators and rostafuroxin. We are also continuing discussions with potential partners for our cardiovascular drug candidates.” Mr. Latkin further added, “Importantly, we also announced our new corporate strategy in early 2025 to become a revenue-generating biotech by using Company equity to acquire small biotech companies struggling to maximize the commercial potential of their FDA-approved products. We believe this could be a positive transformation and an opportunity to provide near-term value to our shareholders. As part of our strategy, we are actively evaluating revenue-generating opportunities across various sectors that align with our capabilities and strategic vision.”

Mr. Latkin was appointed CEO in December of 2024. He has nearly three decades of financial and biotech experience including prior experience as the CEO of a public biotech company. Mr. Latkin served as the CEO of Navidea Biopharmaceuticals where he started as Chief Financial Officer and executed multiple deals and raised substantial funding. He has also served as CEO of Black Elk Energy Offshore in 2014 as part of Nagel Avenue Capital which he joined after ten years on Wall Street with a variety of investment banking organizations and funds, including ING, Morgan Stanley and Citigroup Securities. Most recently, Mr. Latkin served as the Chief Operating Officer and head of finance at ProPhase Labs, conducting deals and managing broad aspects of the business.

Key Business Update

●	Announced positive results from its Phase 2 SEISMiC Extension Study of istaroxime in the treatment of early cardiogenic shock in September 2024.

●

Initiated enrollment in the global SEISMiC C trial evaluating istaroxime in SCAI Stage C cardiogenic shock—a more severely ill population than previously studied—building on positive SEISMiC A and B results; the placebo-controlled, double-blind study will assess istaroxime’s impact on systolic blood pressure and cardiac function alongside standard inotropic/vasopressor therapy, with a planned interim data review in Q3 2025 to inform Phase 3 readiness and regulatory discussions in early 2026.

●

Launched a new corporate strategy to become a revenue generating biotech company through acquisitions of small companies and their FDA-approved products while continuing to progress the Company’s cardiovascular and oncology development pipeline.

●

Entered into a license and supply agreement to become the sourcing partner for Evofem Biosciences, Inc. (OTCQB: EVFM) for PHEXXI® (lactic acid, citric acid and potassium bitartrate), a first-in-class hormone-free, on-demand prescription contraceptive vaginal gel that women control. The Company will leverage its manufacturing contacts to reduce pharmaceutical product cost of goods for PHEXXI.

●

Regained Nasdaq compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) for continued listing. The Company will be subject to a mandatory panel monitor until March 20, 2026.

●

Completed istaroxime cardiogenic shock national phase filings of patent applications around the world, including in the U.S., Germany, France, Italy, Japan and China. These filings claimed priority to PCT/US2023/018998 entitled, “Istaroxime-Containing Intravenous Formulation for the Treatment of Pre-Cardiogenic Shock and Cardiogenic Shock”. This application is currently pending before the United States Patent and Trademark Office (USPTO), Application no. 18/858,086. Filed a new PCT patent application for istaroxime and its derivatives targeting the prevention of acute myocardial arrhythmias—building on encouraging data from clinical trials in acute heart failure and early cardiogenic shock, as well as preclinical models showing enhanced efficacy of istaroxime metabolites in improving cardiac function and reducing ischemia-induced arrhythmias.

●

Received a Notice of Allowance from the USPTO for a patent covering an intravenous istaroxime formulation for acute heart failure, and filed a related patent application in India targeting the prevention of life-threatening arrhythmias in heart failure patients—further strengthening the company’s global intellectual property portfolio. Completed national phase filings for the istaroxime patent titled “ISTAROXIME-CONTAINING INTRAVENOUS FORMULATION FOR THE TREATMENT OF PRE-CARDIOGENIC SHOCK AND CARDIOGENIC SHOCK” (PCT/US2023/018998; U.S. Application No. 18/858,086) in key global markets including the U.S., Germany, France, Italy, Japan, and China—further strengthening international IP protection for its lead cardiovascular asset.

●

Issued Japanese patent (No. 7603605, expiring 2040) for its novel aPKCi inhibitor platform targeting hedgehog pathway-dependent cancers—covering both topical and oral formulations, with potential applications in cancers such as basal cell carcinoma and small cell lung cancer, including use in combination therapies with HDAC inhibitors to enhance anti-cancer efficacy.

●

Seeking to leverage positive Phase 2b results in early cardiogenic shock to secure non-dilutive funding through partnerships for istaroxime and next-generation oral SERCA2a activators outside Greater China; engaged New Growth Advisors to manage inbound interest and lead a broader out-licensing effort, while existing partner Lee’s Pharmaceuticals progresses toward a planned Phase 3 trial in acute heart failure in 1H 2025 under a deal worth up to $138 million in milestones plus royalties.

●

Licensing partner Lee’s Pharmaceutical (HK) Ltd. is preparing to initiate a Phase 3 program for acute heart failure in Greater China, fully funding all development activities in the region; Windtree retains final protocol approval and is collaborating closely with Lee’s as it advances its global cardiogenic shock program in parallel.

Select 2024 Year-End Financial Results

Research and development (“R&D”) expenses were $16.3 million for the year ended December 31, 2024, compared to $8.3 million for the year ended December 31, 2023. The increase in research and development expenses is primarily due to (i) a $7.5 million charge related to acquired in-process R&D from the Varian asset purchase; and (ii) a $2.2 million increase in costs associated with the continued development of istaroxime, including the SEISMiC Extension study and start-up activities for the SEISMiC C study; partially offset by (iii) a $0.9 million reduction in royalty payments related to amendments to certain license agreements; (iv) a $0.6 million decrease in personnel costs due to headcount reductions; and (v) a $0.3 million decrease in non-cash stock-based compensation expense.

General and administrative expenses for the year ended December 31, 2024 were $8.7 million, compared to $9.2 million for the year ended December 31, 2023. The decrease in general and administrative expenses is primarily due to (i) a decrease of $0.6 million in non-cash stock-based compensation expense; (ii) a decrease of $0.4 million in personnel costs due to headcount reductions; (iii) a decrease of $0.3 million in severance expense related to a former executive; and (iv) a decrease of $0.4 million in insurance costs; partially offset by (v) an increase of $1.2 million in professional fees, primarily related to increased legal fees and costs associated with the July 2024 private placements.

For the year ended December 31, 2024, the Company reported a net loss of $1.8 million, compared to a net loss of $20.3 million for the year ended December 31, 2023. Net loss for the year ended December 31, 2024 includes a $14.4 million non-cash gain on debt extinguishment, a $10.5 million non-cash net gain related to the change in fair value of common stock warrant liability, and a non-cash loss on impairment of goodwill of $1.1 million. Net loss for the year ended December 31, 2023 includes a non-cash loss on impairment of goodwill of $3.1 million.

The Company reported a net loss attributable to common stockholders of $5.5 million ($104.35 per basic share) for the year ended December 31, 2024, which includes a deemed dividend of $3.6 million on the Series C Preferred Stock. Net loss attributable to common stockholders was $20.3 million ($4,718.74 per basic share) for the year ended December 31, 2023.

As of December 31, 2024, the Company reported cash and cash equivalents of $1.8 million. Subsequent to December 31, 2024, the Company (i) sold an additional 0.2 million shares of common stock under its equity line of credit purchase agreement for net proceeds of $1.5 million following mandatory redemption payments on our Series C preferred stock; (ii) received net proceeds of $0.3 million related to warrant exercises; and (iii) issued certain debt notes for aggregate net proceeds $0.5 million. As a result, the Company believes that it has sufficient resources available to fund its business operations through April 2025.

Readers are referred to, and encouraged to read in its entirety, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which will be filed with the Securities and Exchange Commission on April 15, 2025 and includes detailed discussions about the Company’s business plans and operations, financial condition, and results of operations.

About Windtree Therapeutics

Windtree Therapeutics, Inc. is a biotechnology company focused on advancing early and late-stage innovative therapies for critical conditions and diseases. Windtree’s portfolio of product candidates includes istaroxime, a Phase II candidate with SERCA2a activating properties for acute heart failure and associated cardiogenic shock, preclinical SERCA2a activators for heart failure and preclinical precision aPKCi inhibitors that are being developed for potential in rare and broad oncology applications. Windtree also has a licensing business model with partnership out-licenses currently in place.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as "predicts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are based on information available to the Company as of the date of this press release and are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. Examples of such risks and uncertainties include: the Company’s ability to secure significant additional capital as and when needed; the Company’s ability to achieve the intended benefits of the aPKCi asset acquisition with Varian; risks and uncertainties associated with the success and advancement of the clinical development programs for istaroxime and the Company’s other product candidates, including preclinical oncology candidates; the Company’s ability to access the debt or equity markets; the Company’s ability to manage costs and execute on its operational and budget plans; the results, cost and timing of the Company’s clinical development programs, including any delays to such clinical trials relating to enrollment or site initiation; risks related to technology transfers to contract manufacturers and manufacturing development activities; delays encountered by the Company, contract manufacturers or suppliers in manufacturing drug products, drug substances, and other materials on a timely basis and in sufficient amounts; risks relating to rigorous regulatory requirements, including that: (i) the U.S. Food and Drug Administration or other regulatory authorities may not agree with the Company on matters raised during regulatory reviews, may require significant additional activities, or may not accept or may withhold or delay consideration of applications, or may not approve or may limit approval of the Company’s product candidates, and (ii) changes in the national or international political and regulatory environment may make it more difficult to gain regulatory approvals and risks related to the Company’s efforts to maintain and protect the patents and licenses related to its product candidates; risks that the Company may never realize the value of its intangible assets and have to incur future impairment charges; risks related to the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to service those markets; the Company’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators; the rate and degree of market acceptance of the Company’s product candidates, if approved; the economic and social consequences of the COVID-19 pandemic and the impacts of political unrest, including as a result of geopolitical tension, including the conflict between Russia and Ukraine, the People’s Republic of China and the Republic of China (Taiwan), and the evolving events in Israel and Gaza, and any sanctions, export controls or other restrictive actions that may be imposed by the United States and/or other countries which could have an adverse impact on the Company’s operations, including through disruption in supply chain or access to potential international clinical trial sites, and through disruption, instability and volatility in the global markets, which could have an adverse impact on the Company’s ability to access the capital markets. These and other risks are described in the Company’s periodic reports, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact Information:

Eric Curtis

ecurtis@windtreetx.com

+++++ Tables to Follow +++++

WINDTREE THERAPEUTICS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$1,779	$4,319
Prepaid expenses and other current assets	795	1,060
Total current assets	2,574	5,379

Property and equipment, net	111	183
Restricted cash	9	150
Operating lease right-of-use assets	1,051	1,444
Intangible assets	24,130	25,250
Total assets	$27,875	$32,406

LIABILITIES, MEZZANINE EQUITY & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,879	$809
Accrued expenses	1,706	1,618
Operating lease liabilities - current portion	508	436
ELOC commitment note payable	328	-
Derivative liability - ELOC commitment note	299	-
Common stock warrant liability	305	-
Loans payable - current portion	333	233
Other current liabilities	359	900
Total current liabilities	5,717	3,996

Operating lease liabilities - non-current portion	653	1,161
Restructured debt liability - contingent milestone payments	-	15,000
Other liabilities	3,800	3,800
Deferred tax liabilities	4,528	5,058
Total liabilities	14,698	29,015

Mezzanine equity:
Series C redeemable preferred stock, $0.001 par value; 18,820 and 0 shares authorized; 11,757 and 0 shares issued and outstanding at December 31, 2024 and 2023, respectively	3,181	-
Series B redeemable preferred stock, $0.001 par value; 5,500 and 0 shares authorized; 0 shares issued and outstanding at December 31, 2024 and 2023, respectively	-	-
Total mezzanine equity	3,181	-

Stockholders’ equity:
Preferred stock, $0.001 par value; 4,975,680 and 5,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2024 and 2023, respectively	-	-
Common stock, $0.001 par value; 120,000,000 shares authorized; 256,397 and 6,664 shares issued and outstanding at December 31, 2024 and 2023, respectively	-	-
Additional paid-in capital	859,660	851,268
Accumulated deficit	(846,610)	(844,823)
Treasury stock (at cost); 1 share	(3,054)	(3,054)
Total stockholders’ equity	9,996	3,391
Total liabilities, mezzanine equity & stockholders’ equity	$27,875	$32,406

WINDTREE THERAPEUTICS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Year Ended
	December 31,
	2024	2023

Expenses:
Research and development	$16,276	$8,341
General and administrative	8,743	9,198
Impairment of goodwill	-	3,058
Impairment of intangible assets	1,120	-
Total operating expenses	26,139	20,597
Operating loss	(26,139)	(20,597)

Other (expense) income:
Gain on debt extinguishment	14,437	-
Change in fair value of common stock warrant liability	10,482	-
Interest income	70	325
Interest expense	(235)	(50)
Other (expense) income, net	(408)	31
Total other income, net	24,346	306

Loss before income taxes	(1,793)	(20,291)
Deferred income tax benefit	6	-
Net loss	$(1,787)	$(20,291)
Exchange of Series B preferred stock	(79)	-
Deemed dividend on Series C preferred stock	(3,621)	-
Net loss attributable to common stockholders	$(5,487)	$(20,291)

Net loss per share attributable to common stockholders
Basic and diluted	$(104.35)	$(4,718.84)

Weighted average number of common shares outstanding
Basic and diluted	52,583	4,300